Exhibit 5.1

Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
602.229.5200
Fax 602.229.5690
www.quarles.com

April 24, 2006
OrthoLogic Corp.
1275 West Washington Street
Tempe, Arizona 85281
Ladies and Gentlemen:
     We are providing this opinion in connection with the Registration Statement of OrthoLogic Corp. (the “Company”) on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     The Registration Statement relates to the offer and resale of up to an aggregate of 1,355,000 shares (the “Shares”) of the Company’s common stock, par value $.0005 per share by the selling security holders identified in the Registration Statement. The Shares were issued in connection with the transactions contemplated by the Asset Purchase Agreement and Plan of Reorganization by and between the Company and AzERx, Inc., dated February 23, 2006 (the “Asset Purchase Agreement”) and a Side Letter Agreement dated February 23, 2006 between the Company, AzERx, Inc. and Arizona Science and Technology Enterprises, LLC (the “Side Letter”).
     We have examined (i) the Registration Statement; (ii) the Registration Rights Agreement dated February 27, 2006, by and among the Company, AzERx, Inc. and the stockholders identified therein (the “Registration Rights Agreement”); (iii) the Asset Purchase Agreement; (iv) the Side Letter; (v) the Company’s Restated Certificate of Incorporation and By-Laws, as amended to date; (vi) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (vii) such other documents and such matters of law as we have deemed necessary in order to render this opinion.
     In rendering the opinion set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and

Ortho Logic Corp.
April 24,2006

comply with all applicable laws; (vii) the Shares covered by the Registration Statement were issued by the Company and will be resold by the selling security holders identified in the Registration Statement (and permitted transferees) in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and in accordance with the Registration Rights Agreement; (viii) the Asset Purchase Agreement and the Side Letter are enforceable in accordance with their terms; (ix) the certificates representing the Shares have been duly executed and delivered; and (x) the Company’s Restated Certificate of Incorporation and By-Laws as amended to date and resolutions of the Company’s Board of Directors specifically authorizing the issuance and sale of the Shares in accordance with the Asset Purchase Agreement and the Side Letter remain in effect and unmodified, except as may be required as set forth in this opinion.
     On the basis and subject to the foregoing, we advise you that, in our opinion:
(1)	The Company is a corporation validly existing under the laws of the State of Delaware.

(2)	The Shares issued pursuant to the Asset Purchase Agreement and Side Letter are validly issued, fully paid, and non-assessable.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Quarles & Brady Streich Lang

QUARLES & BRADY STREICH LANG LLP